EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL INVESTOR SERVICES INC. files SEC Form 8-K announcing a Shareholder Update to be held via Live Webinar

New York, NY, October 2, 2009 – Global Investor Services, Inc. (OTCBB:GISV) filed an 8K today indicating it plans to hold an on-line webinar for all its shareholders. The webinar presentation will be delivered on Wednesday, October 14th at 9:00 pm Eastern Time.

“The company is at an operating stage where our key strategies are being implemented and our online business model is being well received by current and new customers.  It is an exciting time for the company and we look forward to sharing these developments with our shareholders who have supported our efforts throughout the years.” said Nick Maturo, CEO.

All shareholders and interested parties are invited to attend this presentation via webcast on October 14th, 2009 at 9:00 p.m. Eastern, 8:00 p.m. Central, 7:00 p.m. Mountain and 6:00 p.m. Pacific time.  You may register to attend the webinar via the following link: https://www1.gotomeeting.com/register/638744280 or go to JoinWebinar.com and enter Webinar ID: 638-744-280.

About Global Investor Services, Inc. The Company provides and delivers a comprehensive on-line program of investor education, offers proprietary investor search tools and trading indicators, distributes financial news and publishes financial information through its Investment Tools and Training and Razor Data divisions.

Safe Harbor Statement
CERTAIN STATEMENTS IN THIS ANNUAL REPORT MAY CONSTITUTE “FORWARDLOOKING STATEMENTS”. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEYIDENTIFY FORWARDLOOKING STATEMENTS. THESE FORWARD-LOOKINGSTATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS,UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Contact:
Global Investor Services, Inc.
William Kosoff, 212-227-2242
CFO